Exhibit 32
Certification of Periodic Financial Report
Pursuant to Section 906
of the
Sarbanes-Oxley Act of 2002,
18 U.S.C. Section 1350
Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, the undersigned officers of CanArgo Energy Corporation (the “Company”) hereby certify that to their knowledge:
1.	The Company’s quarterly report on Form 10-Q for the quarterly period ended June 30, 2008 (the “Report”) fully complies with the requirements of Section 13(a) or 15(d), as applicable, of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

Dated: August 11, 2008	/s/ Vincent McDonnell
Vincent McDonnell
Chairman, Director, President and Chief Executive Officer

Dated: August 11, 2008	/s/ Jeffrey Wilkins
Jeffrey Wilkins
Director and Chief Financial Officer

The certifications set forth above are being furnished as an exhibit solely pursuant to Section 906 of the Sarbanes-Oxley Act of 2002, and shall not be deemed to be “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, nor shall they be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended.
A signed original of this written statement required by Section 906, or other document authenticating, acknowledging, or otherwise adopting the signature that appears in typed form within the electronic version of this written statement required by Section 906, has been provided to the Company and will be retained by the Company and furnished to the Securities and Exchange Commission or its staff upon request.

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